UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      October 27, 2020

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Class B Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 27, 2020, Albany International Corp. (the “Registrant” or the “Company”) entered into a $700 million unsecured Four-Year Revolving Credit Facility Agreement (the “New Agreement”) among the Company, Albany International Holding (Switzerland) AG, Albany International Europe GmbH and Albany International Canada Corp., as Borrowers, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and a Lender, which amended and restated the prior amended and restated $685 million Five-Year Revolving Credit Facility Agreement, which we had entered into on November 7, 2017 (the “Prior Agreement”).  The Credit Agreement matures on October 27, 2024.  JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, and MUFG Bank, Ltd. acted as Co-Lead Arrangers and Joint Bookrunners for the syndication of the New Agreement. Bank of America, N.A., Wells Fargo Bank, National Association and MUFG Bank, Ltd. acted as Co-Syndication Agents and are each Lenders under the New Agreement. The other Lenders participating in the New Agreement are Capital One, National Association, Citizens Bank, N.A., TD Bank, N.A and Truist Bank (who, collectively, also acted as Co-Documentation Agents) as well as Nordea Bank Abp, New York Branch.

The New Agreement contains customary terms, as well as affirmative covenants, negative covenants and events of default that are substantially comparable to those in the Prior Agreement. The Borrowings are guaranteed by certain of the Registrant's subsidiaries, including all significant U.S. subsidiaries (subject to certain exceptions), as were borrowings under the Prior Agreement.

The applicable interest rate for borrowings under the New Agreement, as well as under the Prior Agreement, is LIBOR plus a spread, based on the Registrant’s leverage ratio at the time of borrowing and a pricing grid, which ranged from 1.250% to 1.750%. Spreads under the New Agreement increased the applicable spread under the Prior Agreement by 25 basis points, such that the pricing grid now ranges from 1.50% to 2.00%, in each case, based on the Registrant’s leverage ratio.

The Agent and certain of the Lenders or their affiliates have from time to time performed, and may in the future perform, various investment banking, financial advisory and other lending services for the Company and its affiliates, for which they have received and will receive customary fees.

The foregoing description is only a summary of certain of the provisions of the New Agreement and is qualified in its entirety by the underlying credit facility agreement.  A copy of the New Agreement is being filed as  Exhibit 10(k)(xx) to this report.

Item 1.02.  Termination of a Material Definitive Agreement.
See Item 1.01 above.

Item 2.02.  Results of Operations and Financial Condition.

On October 28, 2020 Albany International issued a news release reporting third quarter 2020 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Thursday October 29, 2020. The news release is furnished as Exhibit 99.1 to this report.

Item 2.03.  Creation of a Direct Financial Obligation.
See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith:

10(k)(xx)
$700 million Four-Year Revolving Credit Facility Agreement among Albany International Corp., the other Borrowers named therein, the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of October 27, 2020.

99.1	News release dated October 28, 2020 reporting third-quarter 2020 financial results.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Stephen M. Nolan

Name:	Stephen M. Nolan
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: October 29, 2020

EXHIBIT INDEX

Exhibit No.	Description

10(k)(xx)
$700 million Four-Year Revolving Credit Facility Agreement among Albany International Corp., the other Borrowers named therein, the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of October 27, 2020.

99.1	News release dated October 28, 2020 reporting third-quarter 2020 financial results.

104	Inline XBRL cover page.